UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 13, 2004
 (Date of Report)

Timeline, Inc.
 (Exact Name of Registrant as Specified in its Charter)

Washington	1-13524	31-1590734
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

3055 112th Avenue N.E., Ste. 106
Bellevue, Washington 98004
 (Address of Principal Executive Offices, including zip)

(425) 822-3140
 (Registrant’s Telephone Number, including area code)

Item 5.  Other Events and Regulation FD Disclosure

On February 13, 2004, Timeline, Inc. announced that it had entered into a settlement agreement with Cognos Inc. and its U.S.-based subsidiary, Cognos Corporation.  Each party has agreed to dismiss with prejudice its respective claims in the patent infringement lawsuit filed by Timeline against Cognos in the U.S. District Court for the Western District of Washington.  Under the settlement agreement, Cognos paid to Timeline $1.75 million in a lump sum payment and received a license for certain of Timeline’s patents.  Neither party has admitted to any liability under or the validity of the patents.

Timeline also announced that, after payment of contingent fees for its attorneys for the lawsuit, the company intends to pay a substantial amount of the patent license fee as compensation to its employees under a contingent bonus program, and the balance to be used for working capital.  The contingent bonus program was implemented two years ago in connection with employee salary reductions and reduced schedules.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

          Dated:  February 13, 2004.

TIMELINE, INC.

By:	/s/ CHARLES R. OSENBAUGH

Charles R. Osenbaugh Chief Executive Officer